Exhibit 99.1

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EDITED TRANSCRIPT

SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

EVENT DATE/TIME: JUNE 25, 2013 / 09:00PM GMT

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corp—VP of IR

James Debney Smith & Wesson Holding Corp—President and CEO

Jeff Buchanan Smith & Wesson Holding Corp—CFO

CONFERENCE CALL PARTICIPANTS

Dan Meyers Northland Securities—Analyst

Cai von Rumohr Cowen and Company—Analyst

Scott Stember Sidoti & Company—Analyst

Ronald Bookbinder The Benchmark Company—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the fourth-quarter Smith & Wesson Holding earnings conference call. My name is Philip and I will be your operator for today. At this time, all participants are in listen-only mode. Later, we will conduct a question and answer session.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President of Investor Relations. Please proceed.

Liz Sharp —Smith & Wesson Holding Corp—VP of IR

Thank you and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses and earnings for future periods, our product development and strategies, and liquidity and anticipated cash needs and availability. Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our Forms 8-K, 10-K and 10-Q. You can find those documents, as well as a replay of this call, on our website at smith-wesson.com. Today’s call contains time-sensitive information that is accurate only as of this time and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

I have a few important items to note with regard to our comments on today’s call. First, I want to remind everyone that when James and Jeff discuss backlog, the backlog is always cancelable until shipped. Second, we reference non-GAAP adjusted EBITDAS on this call. Note that the reconciliations of GAAP net income to non-GAAP adjusted EBITDAS, an estimated GAAP income from continuing operations to estimated non-GAAP adjusted EBITDAS can be found in today’s 8-K filing as well as today’s earnings press release, which are posted to our website. And lastly, you should note that this call references only our continuing operations. For the results of our discontinued operations, please refer to our 10-K for the period ending April 30, 2013 which filed this afternoon. I will now turn the call over to James Debney, President and CEO of Smith & Wesson.

James Debney —Smith & Wesson Holding Corp—President and CEO

Thank you, Liz. Good afternoon, everyone, and thanks for joining us. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance as well as our first quarter and fiscal 2014 financial outlook.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Fiscal 2013 was a year highlighted by several financial and operational achievements. Our successful performance was driven by solid marketing, innovative new products, disciplined manufacturing execution and strict financial management. All of our achievements aligned directly with our growth strategy, which is underpinned by a focus on our core firearms business. We achieved record annual and fourth-quarter net sales and profits from continuing operations, as well as substantial improvement in our gross margins. Performance gains over the year were driven by strong consumer demand for our products, which we believe is due to heightened awareness, paired with our ability to significantly increase our manufacturing capacity. Full-year sales growth of nearly 43% was driven in large part by our increased M&P production. Demand remained strong across our product portfolio and we excelled in a very dynamic market environment by remaining focused on executing our key strategic growth initiatives. While we significantly increased our production capacity in fiscal 2013, we remain capacity constrained, as we have for the past five quarters. We plan to continue intelligently increasing capacity in fiscal 2014.

Now, let me provide some of the highlights from the fourth quarter. Sales for the quarter rose 37.6% year over year. Gross margins in the high thirties continued to expand as we successfully leveraged fixed expense, lowered costs and increased sales. Our M&P Polymer Pistols continued to sell exceptionally well and we believe there remains significant opportunity for growth and market share gains with this product family. Of note is the recently launched M&P C.O.R. E. pistol as well as the M&P SHIELD, which continues to be one of the most highly-desired firearms at retail. We received an enthusiastic response from customers to our new M&P10 Modern Sporting Rifle chambered in 308, the most recent expansion of our flagship M&P brand portfolio.

Finally, robust cash flow during the quarter of $38.5 million helped us grow our year-end cash position to more than $100 million. Our strong year-end balance sheet allowed us to accelerate a number of strategic decisions in June. These are designed to optimize our capital structure, build a strong foundation for future growth, and most importantly, create value for our shareholders. Jeff will walk through these actions in more detail later in the call. Overall, our growth strategy remains concentrated on taking market share with our M&P Polymer Pistol, leveraging our established high-value product portfolio and bringing to market innovative new products that meet the needs, wants and desires of a growing and diverse base of responsible firearm consumers. With that, I’ll ask Jeff to review the financial results.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Thank you, James. Revenue for the quarter was $178.7 million. This is an increase over the prior year of $48.9 million, or 37.6%, and well above the high end of our guidance. As James noted, we were at maximum capacity during the fourth quarter. Revenue for the year was $587.5 million, an increase of 42.6% over the prior year.

Gross margins continue to rise and were 38.3% in the quarter, as compared with 36.1% last year. This is a record gross margin. In fact, excluding the Thompson/Center recall expenses, the gross margins were 40%. This improvement primarily resulted from increased volumes and a planned shift in product mix. Our operating expenses continued to decline as a percentage of revenue. In fact, full-year operating expenses have only risen 2% over the prior year, while revenue has risen almost 43%.

In the quarter, operating expenses were $21.6 million, or 12.1% of revenue versus last year’s $21.2 million or 16.3% of revenue. We have made a conscious and successful effort to focus on spending less in operating expenses overall. As noted before, however, we do expect to spend more in support of our growth strategy. In fact, we expect our total operating expenses in the first quarter to rise sequentially by 10% to 20%. This leverage of our operating expenses, as well as our focus on achieving efficiencies in manufacturing, have combined to deliver operating income in the fourth quarter at a record level of 26.2% versus 19.8% in the year-ago quarter. For the year, the operating margin was 22.6%, also a record level and more than twice the 10.9% of the prior year.

Net income in Q4 was $28.6 million, for a diluted EPS of $0.44, exceeding the high end of our expectations by more than 10%. This is compared with net income in the year-ago quarter of $17.8 million, or diluted EPS of $0.27. Note that during the fourth quarter, we incurred an approximate $3 million charge, or the equivalent impact of $0.03 per diluted share, related to the recall. Net income for the year was a record $81.4 million, or $1.22 per diluted share, compared with net income of $26.4 million or $0.40 per share last year, a more than threefold increase. Non-GAAP adjusted EBITDAS in Q4 was $52.7 million compared with $31.2 million in the year-ago period. Our adjusted EBITDAS for the full-year totaled $154.2 million, more than twice fiscal 2012.

In the fourth quarter, operating cash flow was $51.3 million and capital spending was $13 million, resulting in free cash flow of $38.3 million. For the full-year, operating cash flow was $98.1 million, and capital spending was $41.4 million, resulting in full-year free cash flow of $65.2 million, which includes $8.1 million from the sale of discontinued operations. Regard to capital expenditures, we will continue to add the capacity and flexibility to service our backlog, and to invest in the maintenance and health of our infrastructure and systems, particularly in operations and IT. Thus, we believe our capital expenditures in fiscal ‘14 will be approximately $40 million to $45 million. At the end of Q4, we had no borrowings under our $60 million credit facility and a cash balance of $100.5 million. The cash on hand increased by $44 million versus a year ago, driven by strong free cash flow and despite buying back 2.1 million shares of our own stock in December for $20 million.

As many of you know, we’ve recently announced a series of actions aimed at optimizing our capital structure, increasing our financial flexibility and generating a greater value for our shareholders. Those actions included the following. First, we sold $100 million in aggregate principal amount of newly issued 5.875 Senior Notes due in 2017. I would note that although we announced the sale of $75 million of these new notes last week, we have since sold an additional $25 million of the notes. At this point we do not intend to issue any more. Second, we repurchased $49.2 million of our 9.5% notes. And third, our Board of Directors approved the repurchase of up to $100 million of our common stock, representing about 15% of our outstanding shares. Up to $75 million of the buyback is planned to occur via a fixed-price tender offer at $10 per share. And the remaining balance is planned to occur through open market or private transactions. The $100 million repurchase authorization replaces the prior $15 million authorization. The fixed-price tender is expected to close on July 15. And with that, I’ll turn the call back over to James for a discussion of our operational results.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

James Debney —Smith & Wesson Holding Corp—President and CEO

Thank you, Jeff. As I stated earlier, the fourth quarter demonstrated continuing strength in our core firearm business and in the overall US consumer market for firearms, as measured by the FBI’s adjusted NICS background checks data. The reason that NICS checks are a good proxy for sales is that we only sell products to consumers via federally licensed firearms dealers, who must by law conduct a background check on each transaction, whether such transaction occurs at a gun show, in a retail location, or anywhere. Our total firearm unit sales into the consumer channel excluding Walther, increased 35.8% for our fiscal fourth quarter on a year-over-year basis. This compares to adjusted NICS growth for the same period of 27.6% and leads us to believe that we took share in a rapidly expanding market. On an annualized basis, our unit sales into the consumer channel grew 41.4% in fiscal 2013, compared with adjusted NICS growth for the same period of 35.3%, indicating again that we gained market share in the year.

In terms of dollars, total sales in our domestic consumer channel during the fourth quarter, excluding Walther products, were $151.4 million, which is almost 41% higher than last year. While sales have been constrained by the rate at which we can intelligently add capacity, we have remained focused on our long-term growth strategy. Our professional channel, which includes international sales, contributed strongly to our fourth-quarter results. Fourth-quarter revenue, again excluding Walther products, was $19.8 million, an increase of about 75% over the comparable quarter last year. Growth in the channel was due to increased orders of M&P Pistols and M&P Modern Sporting Rifles to several domestic law enforcement agencies, including the San Antonio Police Department, as well as increased shipments to Puerto Rico and Canada. May marked the 36th consecutive year-over-year monthly increase in the adjusted NICS background check numbers. That fact, combined with our very high backlog, leads us to believe the market has continued to significantly expand. Moreover, we plan to continue taking market share, a belief that is reflected in our financial guidance that Jeff will discuss later in the call.

We continue to invest in capacity in the quarter, a key factor in our ability to deliver increased sales. The operations team did an outstanding job, bringing this added capacity online and delivering strong gross margins in the process. We plan to only add capacity intelligently. That is, where we believe it is appropriate and with a focus on balancing internal capacity expansion with the outsourcing of selected components. This approach provides us with significant flexibility designed to facilitate growth, while at the same time providing a layer of insulation should the market soften. This, we believe, will allow us to optimize internal capacity utilization.

In conclusion, as we progress through fiscal 2014, we will continue to navigate through what remains a very dynamic and exciting time for the industry. We will focus on staying prepared as best we can for changes in the marketplace, no matter what the drivers are. We will do this by continuing to execute our product innovation strategy; investing in marketing initiatives that communicate with the consumer and raise brand awareness; continuing to add flexible capacity both internally and externally; seeking process improvements and cost reductions; and improving the processes we use to operate our business and distribute products in the marketplace. All of these initiatives are designed to support our primary goal of taking market share from our competitors with the M&P Polymer Pistol family. And with that, I will ask Jeff to provide our financial outlook.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Thanks, James. I first want to point out that in fiscal year ‘13, we sold $41.6 million of Walther products under our recently concluded distribution agreements. Despite the absence of Walther revenue going forward, we expect net sales in fiscal ‘14 to be between $605 million and $615 million, which at the midpoint would represent about a 12% increase in non-Walther sales. Based on the expected increases in operating expenses, we believe that level of sales would yield an EPS of between $1.30 and $1.35, and an EBITDAS of approximately $160 million to $170 million. That estimate takes into account our bond repurchase and also assumes the successful execution of our tender for 7.5 million shares, thus reducing our fully-diluted average share count by the end of the year to approximately 58 million shares.

We expect to see typical seasonality in our business with our strongest quarters being in the first and fourth quarters. Taking into account the reduction in Walther sales, we are estimating that for the first quarter of fiscal ‘14, net sales will be between $162 million and $167 million, which would represent year-over-year growth in non-Walther business at around 32% at the midpoint. Backlog continues to outstrip our ability to deliver and the channel is still relatively empty, thus this first quarter estimate is mostly based on our capacity. Based on that level of sales, we anticipate first-quarter EPS of between $0.34 and $0.37. Note that a successful tender will have little impact on our weighted average share count in Q1, but the first quarter outlook does include estimated expenses of approximately $0.06 per share associated with the bond and stock repurchases. James?

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

James Debney —Smith & Wesson Holding Corp—President and CEO

Thanks, Jeff. And with that, operator, I’d like to open up the call for any questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Reed Anderson, Northland Securities.

Dan Meyers —Northland Securities—Analyst

Hello guys, it is Dan Myers on for Reed.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Hello, Dan.

Dan Meyers —Northland Securities—Analyst

Wondering how you view the current health of the firearm inventories in the retail versus distributor channel. And any shift in demand there between firearm categories like long guns versus pistols?

James Debney —Smith & Wesson Holding Corp—President and CEO

Certainly, our inventory checks that we do, and as we said before, we do monitor inventory in the channel with our two-step distribution partners. And we do do some sampling at retail as well to give us what we feel is a good picture of the state of inventory. And we perform those checks in the quarter and what we found in the quarter is that inventory remained at a very low level. In terms of mix, again, a bit more difficult to judge how the mix of inventory has changed, but I would say it has roughly stayed the same, but hand guns are performing very well, let’s say.

Dan Meyers —Northland Securities—Analyst

Great, thank you, and then one more question. Can you give any details around new product releases that you have planned for this year?

James Debney —Smith & Wesson Holding Corp—President and CEO

We can’t, Dan, we can’t give you any details. It is a closely guarded secret, as you know. But what we can say is what we’ve said before, we like to keep the pipeline very robust. It’s very exciting. We do expect that we will launch a meaningful new product within the next 12 months. Now, but remember, we always balance those new launches with our existing product portfolio, especially when you have products like the M&P Shield, who really have only just celebrated their one-year anniversary. And we will look to leverage that for many, many years to come, so we maximize the potential of both product and brand there. But, as I said, we have an eye for new products. And as I said before, we will only launch them strategically when we are ready and the time is right. So more news on that in the future.

Dan Meyers —Northland Securities—Analyst

Thank you.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Operator

Cai von Rumohr, Cowen and Company.

Cai von Rumohr —Cowen and Company—Analyst

Yes, thanks so much, and congratulations on a great quarter.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Thanks, Cai.

Cai von Rumohr —Cowen and Company—Analyst

Two questions, or a couple of questions. You mentioned that operating expenses would be up sequentially by $10 million to $20 million. Maybe give us a little bit more color on which of the — which parts — where is that going up? And maybe, since that’s quite a bit higher than I would’ve thought, what you might be thinking in terms of op expenses for the year?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Right, actually what we said, it was going to go up 10% to 20% in Q1. Right. And we think that that increase, the level to which it increases, will be at about the same rate throughout the year. That is mostly spending in sales and marketing, promotional expenses, advertising, and programs associated with the take-market strategy that James has enumerated several times. Cai, we’ve really held back on any expenditures. When the demand is way above your capacity, there is really no need to spend in these areas. So, we are basically planning to return to more of a normalized growth in the firearms industry.

Cai von Rumohr —Cowen and Company—Analyst

Okay. So, but Jeff, you said up to 10% to 20% from the fourth quarter which was $21.6 million. So when you say up the same amount for the year, should we think the full-year should be up 10% to 20%? Or maybe give us a little color on that.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, I think so. So, if you say 10% to 20% from $21 million, you’re roughly at $23 million to $24 million, in that range. And, that is at the range, it’s going to be, certain quarters have a little bit more, because of the NRA. For example in Q1, we had the NRA expenses versus last year was in Q4. So, there is a difference right there.

James Debney —Smith & Wesson Holding Corp—President and CEO

Yes, and those expenses, with regard to the NRA are for their annual meeting, which we obviously attend, which is an ideal opportunity for us to interact directly with the consumer.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Right. So, so but at that, it’s probably going to go up to around that level for the rest of the year.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr —Cowen and Company—Analyst

Okay, great. And then, Jeff, you’ve mentioned the seasonality, that the first and fourth quarters were your strongest. Are you saying you expect your first and fourth quarter sales to be the strongest on an absolute basis?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, because of a couple of things. If you look at the NICS chart, you will see there is always that dip in the summer. And we’ve also constructed our manufacturing days around that dip. So, just for example, the manufacturing days in Q2 are 58 versus the manufacturing days in Q1 of 63. So, a more than 10% difference on manufacturing days up.

James Debney —Smith & Wesson Holding Corp—President and CEO

Yes, I think Q3, Cai we have our summer shutdown just to remind everyone.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Q2, yes.

James Debney —Smith & Wesson Holding Corp—President and CEO

Sorry.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

In Q2 we have our summer shutdown and in Q3 we have our Christmas holiday. So if we took the exact same run rate this quarter and ran it like next quarter, sales would go down.

Cai von Rumohr —Cowen and Company—Analyst

You know, that is very, very helpful. Just so we understand that, you have how many manufacturing days in the third and fourth quarter so we can get that seasonality?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, it is 65 in quarter one, 58 in quarter two, 57 in quarter three, and 63 in quarter four. Now, that doesn’t take into account unexpected closings, a blizzard or something like that. But that’s as based on holidays and work schedule.

Cai von Rumohr —Cowen and Company—Analyst

So, really what you are saying is, given you’re going flat out, and how many work days where there in the fourth quarter?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

In the fourth quarter there was 65, so we actually are having two less days. We are going to have an ERP conversion at the end of Q1, and that is going to eat into a couple of days in quarter one.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr —Cowen and Company—Analyst

Got it, but so we really are looking at 10% plus decline sequentially. So, we should be prepared for Q2, even though — but with the hunting rifle, usually those are stronger. What you are saying is, that is not as big a deal so we should look for, be prepared for, a dip in the Q2 and then the normal pick-up by the fourth quarter?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, exactly.

Cai von Rumohr —Cowen and Company—Analyst

Okay, that is very helpful. Thanks so much.

Operator

Operator Instructions)

Scott Stember, Sidoti & Company.

Scott Stember —Sidoti & Company—Analyst

Good afternoon.

James Debney —Smith & Wesson Holding Corp—President and CEO

Hello, Scott.

Scott Stember —Sidoti & Company—Analyst

Could you maybe talk about your assumptions for ‘14 as it applies to what you expect for the industry to do? Obviously, you have a pretty good picture with your backlog where things stand right now with the NICS data. But give us an idea of, high level, what you guys are thinking as far as NICS and industry growth as the year progresses?

James Debney —Smith & Wesson Holding Corp—President and CEO

Yes, I mean really we went back to what the growth rate that we discussed before using history, which is around 11%, around 10% or 11% every year. As we all know, we are coming out of a surge period. There was no doubt some buy forward there by the consumer. We’ve worked hard understanding that. We’ve done a lot of analysis about that. But factoring that alongside historical growth rates, where we are gives us a, let’s say, a good understanding of how we see the market going forward. And really, in answer to your question, I come back to using those more average historical growth rates as a good number for you.

Scott Stember —Sidoti & Company—Analyst

Got you. And also talk about how your capacity, basic work capacity expansion plays into that.

James Debney —Smith & Wesson Holding Corp—President and CEO

Well the capacity expansion, again, it really focuses on our strategic growth vehicle for the future, which is the M&P Polymer Pistol family. So, that is where we will continue to invest, so that we cannot only keep up with any market expansion, but also we can get some more serious traction on our share gain with that product family. And as I said before, that’s our focus. That, in terms of when we add capacity both internally and externally, we will always look to focus on those products and any new product additions that we may make to that family in the future.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

And, Scott, we’ve also spent quite a few CapEx dollars on making our capacity flexible. So that should the demand unexpectedly decline for one product family, we could substitute by making more of a different product family. We currently have backlog that exceeds our ability to deliver for all of our product families.

Scott Stember —Sidoti & Company—Analyst

Okay, got you. And last question. The $0.06 in cost in the quarter that you pointed to, that is also embedded in your full-year guidance as well, correct?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, it is.

Scott Stember —Sidoti & Company—Analyst

Great, that’s all I have right now. Thank you.

James Debney —Smith & Wesson Holding Corp—President and CEO

Thanks, Scott.

Operator

Ronald Bookbinder, The Benchmark Company.

Ronald Bookbinder —The Benchmark Company—Analyst

Good afternoon and congratulations on a terrific year.

James Debney —Smith & Wesson Holding Corp—President and CEO

Thanks, Ron.

Ronald Bookbinder —The Benchmark Company—Analyst

You talked about new product launches, that you are planning one this year. But, given your capacity constraint and given how big your backlog is, do you consider postponing new product launches until a time where it would have a greater impact?

James Debney —Smith & Wesson Holding Corp—President and CEO

Yes, and that really, yes, we do. It is part of a process that we have where we strategically think about our product launches. And as I said before, there’s a number of criteria that we have to meet. Some in terms of our being capable, are we ready and so on for a launch? But most importantly, is the market receptive? Is it the right time to launch? So, we do go through that evaluation process on a regular basis. And that is why you heard me say earlier, we expect to launch in the next 12 months, a meaningful product. But, could it be delayed? Yes, it could be. If we don’t need to launch it we won’t necessarily launch it.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Ronald Bookbinder —The Benchmark Company—Analyst

And given the seasonality, shouldn’t we expect the backlog to decrease in Q1?

James Debney —Smith & Wesson Holding Corp—President and CEO

There is no doubt we charted that before on that basis, very available, we made it available I am just casting my memory back. We did chart it before in an investor presentation, I believe, which does show the seasonality and how it does somewhat track to, there’s a correlation with NICS background checks data. But in terms of how we think about backlog, as you’ve heard me say before, we don’t take it to the bank. It can be canceled, for sure. We use it as a data point. Sometimes I think it is a metric, a number too closely looked at, by certain individuals. I have to say that we are looking at a new way of thinking about our backlog. And that is really another step in our strategy to simplify our business and continue to make us even more of a marketing driven Company. Because in all the other consumer businesses I’ve worked in, I’m not used to working with this huge backlog Company. As I say, we are working on a new way of assessing and managing our backlog with customers. So hopefully we will eliminate some of the noise and make it a much more meaningful number for managing the business. But we are only going to report it annually. You will find it in our 10-K each year.

Ronald Bookbinder —The Benchmark Company—Analyst

Okay. And you’ve mentioned that the industry typically is growing 10% or 11% per year and you are forecasting a 12% revenue growth for 2014. But, you guys are taking market share on top of that. So, would you say that you are being conservative for 2014?

James Debney —Smith & Wesson Holding Corp—President and CEO

I would just say that we are being smart and intelligent. But that’s just me, I am biased.

Ronald Bookbinder —The Benchmark Company—Analyst

Okay.

James Debney —Smith & Wesson Holding Corp—President and CEO

Really, it is all built into the guidance, Ron. We won’t obviously deviate from our comments there.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Yes, and, Ron, 10% or 11% is the historical average. We did see that after the last surge in ‘08, ‘09, that it did drop the following year to a flat number. So, obviously, what the market is going to do is anybody’s guess. This is us applying analytics and looking at our own, as you pointed out, a belief in our own strategy with regard to taking market share.

James Debney —Smith & Wesson Holding Corp—President and CEO

Which I believe we have demonstrated some success with. So, we are looking to continue that, quite obviously.

Ronald Bookbinder —The Benchmark Company—Analyst

Okay. And lastly, the Thompson/Center recall, is there any lingering impact that would be included in Q1 or 2014?

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

James Debney —Smith & Wesson Holding Corp—President and CEO

I think it is built into guidance. Again, we identified a condition that we are unhappy with, and we are just doing the right thing there to recall those rifles. And we will get them back out, turned around and back out into the marketplace for our customers and consumers as quickly as possible.

Ronald Bookbinder —The Benchmark Company—Analyst

But do you feel that that was fully expensed in Q4 or —

James Debney —Smith & Wesson Holding Corp—President and CEO

Yes, we do. As you can imagine, we went to great pains on that one. (laughter)

Ronald Bookbinder —The Benchmark Company—Analyst

Okay, thank you very much and good luck in 2014.

James Debney —Smith & Wesson Holding Corp—President and CEO

All right, thanks, Ron.

Operator

Cai von Rumohr, Cowen and Company.

Cai von Rumohr —Cowen and Company—Analyst

Yes, thanks so much. So we haven’t asked yet, what are you guys looking for, for your tax rate in 2014?

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Around 37%.

Cai von Rumohr —Cowen and Company—Analyst

37%. Okay. And then, you went through the seasonality, but if we back out what you’re saying about Op expenses it implies the gross margin in the first quarter in this area of 41%. Is that essentially correct? And then I assume, based on your comments on manufacturing days, it will be seasonally less in the second and third and then better in the fourth.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Cai, I will leave it up to you to make the arithmetical calculations, but basically I stand by our current forecast for Q1.

Cai von Rumohr —Cowen and Company—Analyst

Okay. Terrific. Thanks so much.

Jeff Buchanan —Smith & Wesson Holding Corp—CFO

Thanks, Cai.

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JUNE 25, 2013 / 09:00PM GMT, SWHC - Q4 2013 Smith & Wesson Holding Corp Earnings Conference Call

Operator

Ladies and gentlemen, that will conclude today’s question and answer session for today’s conference. I would now like to turn the call back over to James Debney for closing remarks.

James Debney —Smith & Wesson Holding Corp—President and CEO

Thank you, operator. I want to thank the entire Smith & Wesson team for delivering a record year of growth and profitability. We are looking forward to another successful year in fiscal 2014. Thanks, everyone, for joining us and we look forward to speaking with you next quarter. Thanks again, operator.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation and you may now disconnect. Have a great day.

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